Exhibit 31.2

CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER

I, Peter S. Lawrence certify that:

1.	I have reviewed this annual report on Form 10-K/A of ArQule, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 10, 2012

/s/ Peter S. Lawrence
Peter S. Lawrence President and Chief Operating Officer (Principal Financial Officer)